SCHEDULE 14C – INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No.)

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HAGUE CORP.
(Name of Registrant As Specified In Charter

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PRELIMARY COPY

HAGUE CORP.
7700 S. River Parkway
Tempe, AZ 85284
(214) 701-8779

INFORMATION STATEMENT
SHAREHOLDER MAJORITY ACTION IN LIEU OF AN ANNUAL MEETING
ON OR ABOUT JANUARY 29, 2009

NOTICE IS HEREBY GIVEN TO ALL SHAREHOLDERS THAT A MAJORITY ACTION OF SHAREHOLDERS IN LIEU OF AN ANNUAL MEETING (THE “ACTION”) OF HAGUE CORP., A NEVADA CORPORATION, (THE “COMPANY”) WILL BE TAKEN ON OR ABOUT JANUARY 29, 2009 TO ADOPT THE FOLLOWING:

(1)	To re-elect six Directors of the Company for the coming year;

(2)           To ratify, adopt and approve the selection of LBB & Associates Ltd., LLP as the Company’s independent auditors for the year ending June 30, 2009;

(3)           To consider and vote upon an amendment to the Company’s Articles of Incorporation and the filing of said amendment with the Secretary of State of the State of Nevada to change our corporate name from Hague Corp. to Solterra Renewable Energies, Inc., or if such name later becomes unavailable in the States of Nevada or Arizona, to such other name as approved by the Board of Directors;

(4)           To consider and vote upon an amendment to the Company’s Articles of Incorporation and the filing of said amendment with the Secretary of State of the State of Nevada changing the Company’s authorized Common Stock from 100,000,000 shares, $.001 par value, to 200,000,000 shares, $.001 par value; and

(5)           To ratify, adopt and approve the Company’s 2008 Employee Benefit and Consulting Services Compensation Plan covering 5,000,000 shares of Common Stock.

Only shareholders of record at the close of business on December 17, 2008 are entitled to receipt of this Information Statement.

By Order of the Board of Directors

December 31, 2008
Stephen Squires, President and Chief Executive Officer

INFORMATION  STATEMENT

The Board of Directors of Hague Corp. (“Hague” or “the Company”) is furnishing this Information Statement (which includes in Appendix A the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2008, exclusive of exhibits, and Form 8-K/A – dated November 4, 2008, also exclusive of exhibits), to shareholders on or about January 5, 2009.

This Information Statement is being furnished to the stockholders of the Company in connection with proposals (i) to re-elect six directors of the Company for the coming year, (ii) to ratify, adopt and approve the selection of LBB & Associates Ltd., LLP as the Company’s independent auditors for the upcoming fiscal year, (iii) to ratify, adopt and approve an amendment to the Company’s Articles of Incorporation and the filing of said amendment with the Secretary of State of the State of Nevada to change our corporate name from Hague Corp. to Solterra Renewable Energies, Inc. or such other name as approved by the Board and ratified by written consent of the holders of a majority in interest of the Company’s outstanding voting capital stock in the event that the new name later becomes unavailable in the States of Nevada or Arizona; and (iv) to ratify, adopt and approve an amendment to the Company’s Articles of Incorporation and the filing of said amendment with the Secretary of State of the State of Nevada to change the authorized number of shares of Common Stock from 100,000,000 shares, $.001 par value, to 200,000,000 shares, $.001 par value; and (v) to ratify, adopt and approve the Company’s 2008 Employee Benefit and Consulting Services Compensation Plan covering 5,000,000 shares of Common Stock.

The Company has authorized 100,000,000 shares of Common Stock, $.001 par value.  Of the 100,000,000 shares, there are currently 69,375,000 shares of Common Stock currently outstanding. The proposals contained in the preceding paragraph are expected to be adopted by the written consent of the holders of a majority in interest in the Company’s outstanding Common Stock and submitted to the Secretary of the Company on or about January 29, 2009 (the “Written Consent Effective Date”).  If the proposals were not adopted by written consent, it would have been required to be considered by the Company’s stockholders at an annual or special stockholders’ meeting convened for the specific purpose of approving the proposals.

The elimination of the need for an annual or special meeting of stockholders to approve the proposals is made possible by Section 78.320 of the Nevada Revised Corporation Law (the “Nevada Law”) which provides that the written consent of the holders of outstanding shares of common stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such an annual or special meeting.  In order to eliminate the costs and management time involved in holding an annual or special meeting and in order to effect the proposals as early as possible in order to accomplish the purposes of the Company, as hereinafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Company’s outstanding voting capital stock.

The date on which this Information Statement will first be sent to the stockholders is on or January 5, 2009. The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock of the Company is December 17, 2008 (the “Record Date”).

Inasmuch as the Company will have provided to its stockholders of record this Information Statement, the Company will notify its stockholders in its next Quarterly Report on Form 10-Q and/or Form 8-K of the Written Consent Effective Date of the five proposals.  No additional action will be undertaken pursuant to such written consents, and no dissenters’ rights under the Nevada Law are afforded to the Company’s stockholders as a result of the adoption of the proposals.

RECENT TRANSACTIONS

On November 4, 2008, the Company closed on an Agreement and Plan of Merger and Reorganization by and among Hague Corp. (the “Company”), Solterra Renewable Technologies, Inc. (“Solterra”), the shareholders of Solterra and Gregory Chapman as “Indemnitor” (the “Agreement”), which resulted in Solterra becoming a wholly-owned subsidiary of the Company. Pursuant to the Agreement, Mr. Chapman cancelled 40,000,000 shares of Common Stock of the Company owned by him and issued a general release in favor of the Company terminating its obligations to repay Mr. Chapman approximately $34,000 in principal owed to him.

In accordance with the Agreement, the Company issued 41,250,000 shares of its Common Stock to the former stockholders of Solterra. Certain existing stockholders of the Company, in consideration of Solterra and its shareholders completing the transaction, issued to the Company a Promissory Note in the amount of $3,500,000 due and payable on or before January 15, 2009, through the payment of cash or, with the consent of the Company, the cancellation of up to 12,000,000 issued and outstanding shares of the Company owned by them.

On November 4, 2008, the Company entered into a Securities Purchase Agreement, Debenture, Security Agreement, Subsidiary Guarantee Agreement, Registration Rights Agreement, Escrow Agreement, Stock Pledge Agreement and other related transactional documents (the “Transaction Documents”) to obtain $1,500,000 in gross proceeds from three non-affiliated parties (collectively hereinafter referred to as the “Lenders”) in exchange for 3,525,000 restricted shares of Common Stock of the Company (the “Restricted Shares”) and Debentures in the principal amount aggregating $1,500,000. Each Debenture has a term of three years maturing on November 4, 2011 bearing interest at the rate of 8% per annum and is prepayable by the Company at anytime without penalty, subject to the Debenture holders’ conversion rights. Each Debenture is convertible at the option of each Lender into the Company’s Common Stock (the “Debenture Shares”, which together with the Restricted Shares shall collectively be referred to as the “Securities”) at a conversion price of $.2667 per share (the “Conversion Price”). The Registration Rights Agreement requires the Company to register the resale of the Securities within certain time limits and to be subject to certain penalties in the event the Company fails to timely file the Registration Statement, fails to obtain an effective Registration Statement or, once effective, to maintain an effective Registration Statement until the Securities are saleable pursuant to Rule 144 without volume restriction or other limitations on sale. The Debentures are secured by the assets of the Company and are guaranteed by Solterra as the Company’s subsidiary. In the event the Debentures are converted in their entirety, the Company would be required to issue and aggregate of 5,624,297 shares of the Company’s Common Stock, subject to anti-dilution protection for stock splits, stock dividends, combinations, reclassifications and sale of the Company’s Common Stock at a price below the Conversion Price.  Certain changes of control or fundamental transactions such as a merger or consolidation with another company could cause an event of default under the Transaction Documents.

The foregoing descriptions of the Agreement and Transaction Documents are subject to more detailed provisions set forth in the Exhibits to our Form 8-K filed with the Securities & Exchange Commission (“SEC”) on November 10, 2008 (date of earliest event – November 4, 2008), which are incorporated herein by reference.

As a result of the transactions described in the two preceding paragraphs, there are currently 69,375,000 shares of the Company’s Common Stock issued and outstanding without giving effect to the possible conversion of the Debentures.  Steven Squires, the new President, Chief Executive Officer and a newly appointed director of the Company is the new controlling stockholder as he owns approximately 51.2% of the issued and outstanding shares of the Company’s Common Stock.

On November 4, 2008, in connection with the change in control, Stephen Squires was appointed President and Chief Executive Officer of the Company, Brian Lukian was appointed Chief Financial Officer, Treasurer and Secretary of the Company, Dr. Ghassan E. Jabbour as Chief Science Officer of the Company, and David Doderer as Vice President – Research and Development. On that same date, Greg Chapman resigned as an executive of the Company. On November 4, 2008, Mr. Chapman, the sole director of the Company, resigned as a director of the Company effective 10 days following the filing with the SEC and mailing to stockholders of an Information Statement on Schedule 14F-1, which Schedule 14F-1 sets forth certain information regarding the expansion of the Board of Directors to six persons effective upon the resignation of Mr. Chapman. Such six directors include Stephen Squires, Dr. Ghassan E. Jabbour, Dr. Michael S. Wong, Kim Pichanick, Dr. Isaac B. Horton III and Richard Patton, each of which became a director of the Company on December 6, 2008.

The Transaction Documents include a Stock Pledge Agreement pursuant to which Stephen Squires has pledged 20,000,000 shares of our Common Stock to the Debenture holders (the “Holders”) until such time as the Debentures are paid in their entirety. Also, the Securities Purchase Agreement provides until such time as the Holders no longer hold any Debentures, we shall appoint two (2) members to our Board of Directors, with such board members to be appointed by MKM Opportunity Master Fund, Ltd. (“MKM”).  Each member appointed by MKM will be independent of, and not affiliated with, MKM. In addition, so long as MKM has the right to appoint two board members under this Agreement, we shall not expand the size of our Board of Directors to more than seven (7) board members.  Notwithstanding the foregoing, in the event of a default under the Transaction Documents, MKM and Steven Posner Irrevocable Trust u/t/a Dated 06/17/65 (“Posner”) shall have the right to appoint three (3) and two (2) members, respectively, to our Board of Directors, which directors need not be independent of, and may be affiliated with, MKM or Posner.  In the event that MKM or Posner exercises their right to appoint members of our Board of Directors in the event of a default, the Board of Directors shall set the size of the Board to no more than nine (9) members. Dr. Horton and Mr. Patton have been appointed to the Board as appointees of MKM Opportunity Master Fund Ltd. pursuant to the Transaction Documents and are nominated for re-election to the Board.

NO VOTE OR OTHER ACTION BY OUR STOCKHOLDERS IS REQUIRED IN RESPONSE TO THIS INFORMATION STATEMENT. PROXIES ARE NOT BEING SOLICITED. YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY. YOU ARE NOT, HOWEVER, REQUIRED TO TAKE ANY ACTION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 15, 2008, shares of Common Stock beneficially owned by (1) each person (including any group) of more than five percent of our Common Stock, based solely on Schedule 13D and 13G filings with the Securities and Exchange Commission, and (2) the Company’s directors and officers.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)(2)	Percent of Class
Stephen Squires	35,550,000	51.2
Brian Lukian C.A.	1,200,000	1.7
Ghassan E. Jabbour	0	-0-
Michael S. Wong	0	-0-
Kim Pichanick	0	-0-
Dr. Isaac B. Horton, III	0	-0-
Richard Patton	0	-0-
David Doderer	0	-0-
Directors and executive officers as a group (8 persons)	36,750,000	3.0
Andrew McKinnon	6,900,000	9.9
____________
* Less than 1%.
(1)	Unless otherwise indicated, ownership represents sole voting and investment power.
(2)	The address for each beneficial owner named above is c/o the Company at 7700 S. River Parkway, Tempe, AZ 85284.

PROPOSAL TO RE-ELECT
DIRECTORS

It is anticipated that the written consents to be submitted to the Secretary of the Company at the Written Consent Effective Date will include the re-election of the Company’s existing six directors for a period of one year and until their successors are elected and shall qualify.  The written consents are intended to be a cost effective substitute to eliminate the need to hold an annual meeting of the Company’s stockholders.  Each person has served as a director of the Company since December 6, 2008. The following six directors of the Company are expected to be re-elected to continue to serve as directors of the Company.

Name	Age	Position with the Company (1)
Stephen Squires	49	President and Chief Executive Officer and Director
Dr.Ghassan E. Jabbour	46	Chief Science Officer, Director
Dr. Michael S. Wong	35	Director
Kim Pichanick	45	Director
Richard Patton	52	Director
Dr. Isaac B. Horton, III	51	Director

__________
(1)	Directors are elected at the annual meeting of stockholders and hold office to the following annual meeting.

Identities of Executive Officers

Stephen Squires is President and Chief Executive Officer. David Doderer is Vice President of Research of the Company and Dr. Ghassan E. Jabbour is Chief Science Officer of the Company. Brian Lukian is Chief Financial Officer, Secretary and Treasurer of the Company. The terms of all officers expire at the annual meeting of directors following the annual stockholders meeting.  Officers serve at the pleasure of the Board and may be removed, either with or without cause, by the Board of Directors, and a successor elected by a majority vote of the Board of Directors, at any time.

Biographies of the Company’s Nominees to the Board.

Stephen Squires has over 25 years of experience in turnarounds, startups, business development, mergers and acquisitions and strategic planning. Mr. Squires is skilled at identifying emerging technologies and driving commercialization/global market introduction to position companies for growth. From 1977 to1983, he worked at McDonald Douglas Corporation, a company engaged in the business of building advanced tactical fighter aircraft and Space vehicles, developing and adapting advanced materials for combat aircraft applications. From1983 to 2001, Mr. Squires, as founder, served as President and Chief Executive Officer of Aviation Composite Technologies, Inc., a company whose principal business was the engineering, design, manufacture and refurbishment of advanced composite aero structures. Under Mr. Squires leadership the company grew from zero to over 200 employees and operated a 100,000 square foot state of the art facility. Aviation Composite was merged with USDR Aerospace in 2001. Prior to his employment with the Company which commenced upon the closing date of the Agreement and Plan of Reorganization, Mr. Squire’s principal occupation was consulting and advising in the areas of Advanced materials, nanotechnology, applications engineering, strategic international marketing with emphasis on middle east and commercialization of emerging technologies for Orasi LLC. Since 1998, Mr. Squires has pursued his interests in advanced materials such as nano fibers and nanotubes where he quickly recognized the potential of the unique quantum features these materials held.

Dr. Ghassan E. Jabbour is the Director of Flexible and Organic Electronics Development at the Flexible Display Center (FDC) since 2006 and a Professor of Chemical and Materials Engineering at Arizona State University since 2006. He is also the Technical Advisory Board Leader on Optoelectronic Materials, Devices and Encapsulation at FDC. He has been selected to the Asahi Shimbun 100 New Leaders of the USA and has received the Presidential Award for Excellence from the Hariri Foundation in 1997. Dr. Jabbour's research experience encompasses flexible-roll-to-roll-electronics and displays, smart textile, moisture and oxygen barrier technology, transparent conductors, organic light emitting devices, organic and hybrid photovoltaics, organic memory storage, organic thin film transistors, combinatorial discovery of materials, nano and macro printed devices, micro and nanofabrication, biosensors, and quantum simulations of electronic materials. Dr. Jabbour attended Northern Arizona University, the Massachusetts Institute of Technology (MIT), and the University of Arizona. Dr. Jabbour is an SPIE fellow.  Prof. Jabbour has authored and co-authored over 300 publications, invited talks, and conference proceedings. He is the editor of several books and symposia proceedings involving organic photonics and electronics, and nanotechnology. Prof. Jabbour is the guest editor of the MRS Bulletin issue on “Organic Photovoltaics”. He is the Chair and/or Co-Chair of over 50 conferences related to photonic and electronic properties of organic materials and their applications in displays and lighting, hybrid photosensitive materials, and hybrid integration of semiconducting and nanotechnology.

Dr. Michael S. Wong Principal Investigator, Associate Professor in Chemical and Biomolecular Engineering Associate Professor in Chemistry (Joint Appointment) at William Marsh Rice University. His accomplishments include:
•	Smithsonian Magazine "37 Under 36" Young Innovator Award (2007)
•	3M Non-tenured Faculty Award (2006, 2007)
•	GOLD 2006 Conference Best Presentation Award, for "best new idea in gold catalysis" (2006)
•	AIChE South Texas Section Best Applied Paper Award (2006)
•	AIChE Nanoscale Science and Engineering Forum Young Investigator Award (2006)
•	MIT Technology Review's TR35 Young Innovator Award (2006)
•	Hershel M. Rich Invention Award (2006)
•	National Academy of Engineering Indo-America Frontiers of Engineering Symposium, Invited Speaker (2006)
•	Smalley/Curl Innovation Award (2005)
•	National Academies Keck Futures Initiative (NAKFI) Symposium, Invited Participant (2004)
•	Oak Ridge Associated Universities Ralph E. Powe Junior Faculty Enhancement Award (2003)
•	National Academy of Engineering Japan-America Frontiers of Engineering (JAFOE)
•	Symposium, Invited Participant (2002)
•	Rice Quantum Institute (RQI), Fellow (2002)
•	Robert P. Goldberg Grand Prize, MIT $50K Entrepreneurship Competition (2001)
•	Union Carbide Innovation Recognition Award (2000)
•	MIT Chemical Engineering Edward W. Merrill Outstanding Teaching Assistant Award (1997)
•	Faculty advisor for Phi Lambda Upsilon, chemical sciences honorary society (2003 - present)

Dr. Michael S. Wong joined the Department of Chemical Engineering in 2001, and received a joint appointment in the Department of Chemistry in 2002. Before coming to Rice University, he did post-doctoral research with Dr. Galen D. Stucky of the Department of Chemistry and Biochemistry at University of California, Santa Barbara. Mr. Wong’s educational background includes a B.S. in Chemical Engineering from Caltech, an M.S. in Chemical Engineering Practice (“Practice School”) from MIT, and a Ph.D. in Chemical Engineering from MIT (under the supervision of Dr. Jackie Y. Ying, “Supramolecular Templating of Mesoporous Zirconia-Based Nanocomposite Catalysts”). With the underlying theme of designing and engineering novel materials for catalytic and encapsulation applications, his research interests lie in the areas of nanostructured materials (e.g. nanoporous materials, nanoparticle-based hollow spheres, and quantum dots), heterogeneous catalysis, and bioengineering applications. He is particularly interested in developing new chemical approaches to assembling nanoparticles into functional macrostructures.

Kim Pichanick From 2006 to date, Ms. Pichanick has served as a principal of KPN Advisors LLC, a company that provides strategic global communications and investor relations. Ms. Pichanick works with senior level management to develop integrated communications plans that insure consistent messages are communicated to stakeholders, media and employees.  Ms. Pichanick manages communications and investor relations’ goals and objectives associated with mergers and acquisitions and supports business and financial objectives, externally and internally. Ms. Pichanick is also a principal of KPN Holdings, LLC, through which she owns her interest in the KPN Advisors and other companies. KPN Holdings is a significant shareholder of QED Clinical, LLC, d/b/a CINA, a provider of elegant Healthcare software data communications solutions. Ms. Pichanick is Principal and majority owner of The Hardersen Group, LLC, (“THG”) with offices in Jupiter, Florida and Dallas, Texas.  THG provides strategies to protect and preserve wealth for financially mature clients. These strategies protect and preserve wealth during the client(s) lifetime and assist with estate maximization strategies to transfer wealth to the next generations and enable significant charitable donations using elegant insurance tools and strategies. From December 2004 to November 2007, Ms. Pichanick served as a director of Aleris International, Inc. Ms. Pichanick supported Aleris’s senior management team to develop a communications function and global communications strategy that significantly contributed to Aleris’s growth from 2,100 employees to 9,100 employees and an increase in annual revenue from approximately $2 billion to approximately $9 billion during the period from December 2004 to December 2007. Specific responsibilities included investor relations, media relations, employee communications and marketing communications.

Richard Patton-Since July 2007, Mr. Patton has been responsible for the overall management of Juma Technology's Operations Department, an IP Convergence Company, as its Chief Operating Officer. He is charged with overseeing client implementations, project management and its Customer Service Center. From June 2005 through June 2007, Mr. Patton served as President and CEO of Government Telecommunications, Inc. (GTI), which specializes in designing, deploying and maintaining voice, data and telecommunications networks for agencies of the Federal government. During his tenure, Patton was credited with the company's turn around. He secured eight-figure, multi-year service contracts with the Department of Justice and General Services Administration. Patton has held key senior management positions at Millivision Technologies, East Wind Partners, Elglobe and AT&T, including posts in Operations, New Product Development, Business Development, Product Management and Strategic Planning. He has a Master of Science in Computer Science from Fairleigh Dickenson University and a Bachelor of Science in Mechanical Engineering, also from Fairleigh Dickenson University. Patton began his career in 1978 at AT&T Bell Labs.

Dr. Isaac B. Horton, III is a founder of Remote Source Lighting International, Inc. (RSLI) and has served as Chief Executive Officer and Chairman since January 1995. Dr. Horton is also the founder, majority shareholder, CEO and Chairman of the parent company Remote Light. Inc. Remote Source Lighting International, Inc. (RSLI) has been recognized as the leading manufacturer of fiber optic lighting products. Its manufacturing and research development facility is located in San Juan Capistrano, California and the corporate office is located in North Carolina. He has traveled to more than 20 countries establishing business ventures in each of these, which include Malaysia, France, Italy, Germany, Kuwait, South Africa, Taiwan, Brazil, Australia, Japan, Mexico, Belgium, Canada and China. He has purchased four companies including one in Brussels and one in Australia, which produce fiber optics products. Dr. Horton has applied for or has been awarded more than 70 patents. These products can be used in illumination, data transmission and disinfections. RSLI won the Deal of the Year Award for 1998 for the Research Triangle of North Carolina, Innovator of the Year for the International Association of Lighting Designers and Product of the Year in 1997 from the largest Entertainment Lighting Organization and Application of the Year Award for the same organization for 1999. He has also raised almost $1 million dollars for Ultra Fine Technologies, a Nanopartical Company which recently won a $250,000 grant from the Fermi Institute in Germany. Dr. Horton completed his undergraduate degree in Chemistry from the University of North Carolina at Chapel Hill in 1979. After receiving a Doctorate degree in Chemistry from Indiana University, he began his career as a Drug Designer for Dupont Company in 1984. He later joined the Rohm and Haas Company where he held positions in Manufacturing and Engineering, Marketing, Strategic Planning and New Product Management. Dr. Horton also attended the University of Pennsylvania's Wharton Management Program. In addition, he has held numerous business positions including vice president of the Wilmington Delaware Development Company. Dr. Horton presently serves on the Board of Directors of Shaw University, is on the Honorary Board of Directors of The Character Education Foundation, and is the Chairman of the Board of Alpha Global. Dr. Horton has published works in scientific journals, holds scientific patents and has copyrights in music and dramatic writings.

Board of Directors Meetings and Committees

Our board of directors held no formal meetings during the 12 month period ended June 30, 2008. All proceedings of the board of directors were conducted by the written consent of the directors and filed with the minutes of the proceedings of the directors.

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our board of directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our board of directors. The directors who perform the functions of auditing, nominating and compensation committees in the past were not independent because they were also officers of our company.

Identified herein are six directors to be re-elected to our Board of Directors. Four of the members, namely Michael S. Wong, Kim Pichanick, Dr. Isaac B. Horton, III and Richard Patton may be considered independent directors. Under the National Association of Securities Dealers Automated Quotations (“NASDAQ”) definition, an independent director means a person other than an officer or employee of the Company or its subsidiaries or any other individuals having a relationship that, in the opinion of the Company’ board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The board’s discretion in determining director independence is not completely unfettered. Further, under the NASDAQ definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 during the current or past three fiscal years;  (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which an executive officer of our Company has served on that company’s compensation committee; or (5) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of our company’s outside auditor. The term “Financial Expert” is defined as a person who has the following attributes: an understanding of generally accepted accounting principals and financial statements; has the ability to assess the general application of such principals in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

In the future, we intend to have an audit committee, compensation committee, management committee, nominating committee and such other committees as determined by the Board of Directors to be in the best interest of the Company and to be in compliance with all applicable securities and state laws and listing requirements of any applicable exchanges or NASDAQ that the Company’s securities may become listed on in the future, of which we can provide no assurances that this will occur. In the event we form an audit committee, we will seek to have a “financial expert” as an independent board member serving on the Audit Committee.

Role and Responsibilities of the Board

The Board of Directors oversees the conduct and supervises the management of our business and affairs pursuant to the powers vested in it by and in accordance with the requirements of the Revised Statutes of Nevada. The Board of Directors intends to hold regular meetings to consider particular issues or conduct specific reviews whenever deemed appropriate.

Our Board of Directors considers good corporate governance to be important to our effective operations. Our directors are elected at the annual meeting of the stockholders and by the Board to fill vacancies and serve until their successors are elected or appointed.  Officers are appointed by the Board of Directors and serve at the pleasure of the Board of Directors or until their earlier resignation or removal.

Prior to the transactions described herein under “Recent Transactions,” there have been no arrangements or understandings in the past pursuant to which a director or executive officer was selected to be a director or executive officer. We have had no nominating committee of the Board or any employment contracts. Accordingly, executive officers serve at the pleasure of the Board, subject to their rights under any employment contracts we enter into with them in the future.

Director Independence

Our board of directors has determined that we have a majority of independent directors as that term is defined under Rule 4200(a) (15) of the Nasdaq Marketplace Rules, even though such definition does not currently apply to us because we are no listed on Nasdaq.

Transactions with Related Persons

There have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or 1% of the average our total assets at year-end for the last three completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest, except as follows:

(i)
On January 12, 2007, our sole director and officer, Greg Chapman, acquired 2,000,000 shares of our common stock at a price of $0.002 per share for total cash proceeds of $4,000.  In connection with the 20:1 forward stock split affected on July 15, 2007, the 2,000,000 shares now total 40,000,000 shares of our common stock. Exemption from registration is claimed under Section 4(2) of the Securities Act of 1933, as amended, as an offering not constituting a “public offering.”

(ii)
For the period from January 9, 2007 (inception) through June 30, 2007, we received $24,600 in cash for the sale of 24,600,000 post-split shares (1,230,000 pre-split shares) of our common stock at a purchase price of $0.001 per post-split share in offshore transactions with non-affiliated parties during the period between May and June 2007. Our private placement was conducted in offshore transactions relying on Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons, as defined in Regulation S. No directed selling efforts were made in the United States by us, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We implemented the applicable offering restrictions required by Regulation S by including an appropriate restrictive legend. Exemption from registration is also claimed pursuant to Rule 504 of the Securities Act.

(iii)
Our former President, Greg Chapman, has in the past provided us office space free of charge, which encompasses approximately 350 square feet. Mr. Chapman’s father owns the space provided. This arrangement ceased on the November 4, 2008 Closing Date of the Agreement and Plan of Reorganization. We have utilized the home of Stephen Squires, our current President and Chief Executive Officer, on a rent free basis for office space for Solterra since its inception.

(iv)
The Company was charged management fees of $6,620 from inception through June 30, 2008 by Greg Chapman, a director of the Company. The Company also has a related party loan of approximately $34,000 which was due to Mr. Chapman for funds advanced.  The loan was forgiven by Mr. Chapman on November 4, 2008.

(v)	At the closing date of the Plan of Reorganization (i.e. November 4, 2008), the following transactions occurred involving our securities:

(a) Mr. Chapman agreed to retire and cancel his 40,000,000 shares of common stock.

(b) We issued debentures to three non-affiliated persons in the principal amount of $1,500,000, convertible at $.2667 per share. Exemption from registration is claimed under Section 4(2) of the Securities Act of 1933, as amended.

(c) We issued 41,250,000 shares of our common stock in exchange for the interests in Solterra of Stephen Squires (35,550,000 shares), Phoenix Alliance Corp. (3,800,000 shares), Brian Lukian (1,000,000, shares), Barry Laughren (500,000 shares), Adrienne Grody (20,000 shares), Lester Morse (190,000 shares) and Steven Morse (190,000 shares). Exemption from registration is claimed under Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended.

(d) We received from certain existing shareholders of our company a promissory note in the principal amount of $3,500,000, payable on January 15, 2009 in cash, or with the prior written consent of our company, the cancellation of 12,000,000 issued and outstanding shares of our Common Stock.

Section 16(a) Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders (the “Reporting Persons”) are required by the SEC regulations to furnish us with copies of all Section 16(a) reports that they file.

Based solely on our review of the copies of such forms received by us, or written representations from the Reporting Persons, we believe that all filing requirements applicable to all Reporting Persons were complied with for our fiscal year ended June 30, 2008.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to the Company (including its wholly-owned subsidiary, Solterra) for the period from the Company’s inception on January 9, 2007 through the fiscal period ended June 30, 2007 and for the fiscal year ended June 30, 2008; it being noted that our subsidiary, Solterra, was incorporated in May 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compen-sation ($)	Total ($)

Greg Chapman, former CEO	2008 2007	$4,400 $1,820	0 0	0 0	0 0	0 0	0 0	0 0	$4,400 $1,820

Stephen Squires CEO	2008 2007	0 0	0 0	0 0	0 0	0 0	0 0	0 0	$ 0 $ 0

Option/SAR Grants

We have made no grants of stock options or stock appreciation rights to any current or prior officer or director during the period from our inception on January 9, 2007 through December 1, 2008. In the near future, we anticipate adopting a stock option plan.

Compensation of Directors

We intend to pay directors a fee of at least $500 per meeting for attendance at Board meetings in an amount to be approved by the Board. Board members will also be eligible to participate in any stock option plans approved by the Board or a committee thereof.

Employment contracts and termination of employment and change-in-control arrangements

There are no employment agreements between our company and our former chief executive officer, Greg Chapman or between our company and its current chief executive officer, namely Stephen Squires.  From July 1, 2008 to October 31, 2008, Mr. Squires was paid a salary of $5,000 per month, increasing to $10,000 per month effective November 4, 2008. Brian Lukian and David Doderer each began receiving a salary at the rate of $10,000 per month. Ghassan Jabbour will begin receiving a salary at the rate of $10,000 per month effective January 2009. We are in the process of negotiating employment contracts with one or more of our executive officers. Such agreements are expected to include salaries, bonuses, options and other forms of compensation.

Audit Fees

For the fiscal years ended June 30, 2008 and June 30, 2007, the aggregate fees billed for professional services rendered by LBB & Associates Ltd., LLP (“independent auditors”) for the audit of the Company's annual financial statements and the reviews of its financial statements included in the Company's quarterly reports totaled approximately $10,800 and $5,800, respectively.

Financial Information Systems Design and Implementation Fees

For the fiscal year ended June 30, 2008 and June 30, 2007, there were $-0- in fees billed for professional services by the Company's independent auditors rendered in connection with, directly or indirectly, operating or supervising the operation of its information system or managing its local area network.

All Other Fees

For the fiscal year ended June 30, 2008 and June 30, 2007, there were no fees billed for preparation of corporate tax returns, tax research and other professional services rendered by the Company’s independent auditors.

Board of Directors Report

           The Company has no Audit Committee. The Board met and held discussions with management and its independent auditors. Management represented to the Board that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Board has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Board discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. The Company's independent auditors also provided the Board with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Board discussed with the independent auditors and management the auditors' independence, including with regard to fees for services rendered during the 2008 fiscal year and for all other professional services rendered by the Company's independent auditors. Based upon the Board's discussion with management and the independent auditors and the Board's review of the representations of management and the report of the independent auditors to the Board, the Board recommended the inclusion of  the audited consolidated financial statements in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2008.

                                Greg Chapman
Former Sole Director

It is expected that the Written Consent of Stephen Squires, who control 51.2% of the voting stock, will be submitted to the Secretary of the Company at the Written Consent Effective Date and it will include the ratification of the Board’s six nominees for directors.

PROPOSAL TO RATIFY
 THE BOARD’S SELECTION OF LBB & ASSOCIATES LTD., LLP,
AS INDEPENDENT AUDITORS FOR 2009

The Board of Directors has approved the selection of LBB & Associates Ltd., LLP, subject to the ratification of its shareholders, as the Company’s independent auditors for the year ended June 30, 2009. LBB & Associates Ltd., LLP, Certified Public Accountants, audited the Company’s financial statements for its last year ended June 30, 2008.  Even if the selection is ratified, the Board in its sole discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its stockholders.

For a discussion of the Audit Fees, Financial Information Systems Design and Implementation Fees and other fees billed by the Company’s independent auditors for 2008, see the Proposal to re-elect directors.

It is expected that the written consent of Stephen Squires who controls 51.2% of the outstanding voting stock will be submitted to the Secretary of the Company at the Written Consent Effective Date and it will include the ratification of the Board’s selection of LBB & Associates Ltd., LLP, as the Company’s independent auditors.

PROPOSAL TO CHANGE THE NAME OF THE COMPANY
TO SOLTERRA RENEWABLE ENERGIES, INC. BY WAY OF AN
AMENDMENT TO THE COMPANY’S ARTICLES OF INCOPRPRATION

The Company’s Board of Directors has proposed to change the name of the Company from Hague Corp. to Solterra Renewable Energies, Inc. A copy of the proposed Amendment to the Articles of Incorporation is annexed hereto as Appendix B. In the event the name becomes unavailable in the State of Nevada, the Company’s state of incorporation, or in the State of Arizona where the Company has its principal executive office, then the proposal will include authorization of the Company to change the name to another name approved by the Board of Directors and consented to by written consent of the stockholders owning a majority of the outstanding shares.

Purpose of Amendment

Hague Corp. was formed under the laws of the State of Nevada in January 2007 to explore certain mining claims. In November 2008, the Company changed its business focus with its acquisition of Solterra Renewable Technologies, Inc. The purpose of the name change is to identify the Company with its new line of business. The Company has reserved the name Solterra Renewable Energies, Inc. in the State of Nevada.  It is expected that the written consent of Stephen Squires who control 51.2% of the voting stock will be submitted to the Secretary of the Company at the Written Consent Effective Date and it will include the ratification of the change in name, the authorization to file an appropriate amendment with the Secretary of State in the State of Nevada and in the event the name become unavailable for any reason whatsoever in the State of Nevada or in the State of Arizona, the Written Consent shall empower the Board of Directors to change the name to a new name approved by the Board and consented to by written consent of the stockholders owning a majority of the outstanding shares.

PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES
 OF OUTSTANDING COMMON STOCK FROM 100,000,000 COMMON SHARES, $.001 PAR VALUE, TO 200,000,000 COMMON SHARES, $.001 PAR VALUE, BY WAY OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

The Company's Board of Directors has proposed increasing the number of authorized shares of outstanding Common Stock from 100,000,000 common shares, $.001 par value, to 200,000,000 common shares, $.001 par value. A copy of the proposed amendment to the Articles of Incorporation is annexed hereto as Appendix “B.”  The Company shall have the right to make any additional changes to the form of amendment included in Appendix B as required by the Nevada Secretary of State to complete such filing.

The proposal is to increase the authorized number of shares of Common Stock from 100,000,000 shares to 200,000,000 shares, $.001 par value. The purpose of this amendment is to be able to have sufficient authorized, but unissued, Common Stock for future financing purposes, as it is Management’s expectation that $3,500,000 will have to be successfully raised by January 2009 and an additional $15,000,000 by an estimated January 2010. We have no commitments to raise any additional financing except for promissory notes of certain existing stockholders in the principal amount of $3,500,000, which can be paid in cash, or with the consent of the Company, through the cancellation of up to 12,000,000 outstanding shares of the Company’s Common Stock. The proposal to have an additional 100,000,000 common shares authorized may be utilized for public and private issuances of Common Stock or other securities convertible into Common Stock in connection with financing transactions, acquisitions or other corporate transactions, as well as stock dividends, warrants, stock option plans and other stock-based incentive or compensation programs. The availability of additional shares of Common Stock for issuance, without delay and expense of obtaining stockholder approval, will afford the Company greater flexibility in acting upon opportunities and transactions which may arise in the future. The Company presently does not have any specific plans to use any portion of its shares in connection with any acquisitions, corporate transactions or business combinations.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending on the exact nature and circumstances of any actual issuances of authorized but unissued and unreserved shares. The increase could deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, a future increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. The Common Stock has no preemptive rights to purchase additional shares. [Check Securities Purchase Agreement.] The Board, within the limitations and restrictions contained in the Articles of Incorporation and without further action by the Company's holders of Common Stock, has the authority to issue Common Stock from time to time. This proposal does not affect any rights, privileges, powers or preferences of any of the Company’s common stockholders.

It is expected that the written consent of Stephen Squires who owns 51.2% of the voting stock will be submitted to the Secretary of the Company and the Written Consent Effective Date will include the ratification of the filing of an amendment to the Company’s Articles of Incorporation and the filing of said amendment with the Secretary of State of the State of Nevada to increase the authorized number of shares of Common Stock, $.001 par value, from 100,000,000 shares to 200,000,000 shares.

PROPOSAL TO RATIFY, ADOPT AND APPROVE THE COMPANY’S 2008 EMPLOYEE
BENEFIT AND CONSULTING COMPENSATION PLAN

On December 8, 2008, the Company established a 2008 Employee Benefit and Consulting Services Compensation Plan (the “2008 Plan”) covering 5,000,000 shares. The material features of the Plan are described below. A copy of the Plan is appended hereto as “Appendix C.”

Administration

Our Board of Directors, Compensation Committee or both, in the sole discretion of our Board, administers the 2008 Plan, which was approved by the Company’s Board of Directors on December 8, 2008 [verify]. The Board, subject to the provisions of the 2008 Plan, has the authority to determine and designate officers, employees, directors and consultants to whom awards shall be made and the terms, conditions and restrictions applicable to each award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof, and any forfeiture restrictions). The Board may, in its sole discretion, accelerate the vesting of awards. The Board of Directors must approve all grants of Options and Stock Awards issued to our officers or directors.

Types of Awards

The 2008 Plan is designed to enable us to offer certain officers, employees, directors and consultants of us and our subsidiaries equity interests in us and other incentive awards in order to attract, retain and reward such individuals and to strengthen the mutuality of interests between such individuals and our stockholders.  In furtherance of this purpose, the  Plan contained provisions for granting incentive and non-statutory stock options and Common Stock Awards.

Stock Options. A "stock option" is a contractual right to purchase a number of shares of Common Stock at a price determined on the date the option is granted. The option price per share of Common Stock purchasable upon exercise of a stock option and the time or times at which such options shall be exercisable shall be determined by the Board at the time of grant. Such option price shall not be less than 100% of the fair market value of the Common Stock on the date of grant. The option price must be paid in cash, money order, check or Common Stock of the Company.  The Options may also contain at the time of grant, at the discretion of the Board, certain other cashless exercise provisions.

Options shall be exercisable at the times and subject to the conditions determined by the Board at the date of grant, but no option may be exercisable more than ten years after the date it is granted. If the Optionee ceases to be an employee of our company for any reason other than death, any option granted as an Incentive Stock Option exercisable on the date of the termination of employment may be exercised for a period of thirty days or until the expiration of the stated term of the option, whichever period is shorter. In the event of the Optionee’s death, any granted Incentive Stock Option exercisable at the date of death may be exercised by the legal heirs of the Optionee from the date of death until the expiration of the stated term of the option or six months from the date of death, whichever event first occurs.  In the event of disability of the Optionee, any granted Incentive Stock Options shall expire on the stated date that the Option would otherwise have expired or 12 months from the date of disability, whichever event first occurs.  The termination and other provisions of a non-statutory stock option shall be fixed by the Board of Directors at the date of grant of each respective option.

Common Stock Award. “Common Stock Award” is shares of Common Stock that will be issued to a recipient at the end of a restriction period, if any, specified by the Board if he or she continues to be an employee, director or consultant of us. If the recipient remains an employee, director or consultant at the end of the restriction period, the applicable restrictions will lapse and we will issue a stock certificate representing such shares of Common Stock to the participant. If the recipient ceases to be an employee, director or consultant of us for any reason (including death, disability or retirement) before the end of the restriction period unless otherwise determined by the Board, the restricted stock award will be terminated.

Eligibility

The Company’s officers, employees, directors and consultants of Hague Corp. and its subsidiaries are eligible to be granted stock options, and Common Stock Awards.  Eligibility shall be determined by the Board; however, all Options and Stock Awards granted to officers and directors must be approved by the Board.

Termination or Amendment of the Plan

The Board may at any time amend, discontinue, or terminate all or any part of the Plan, provided, however, that unless otherwise required by law, the rights of a participant may not be impaired without his or her consent, and provided that we will seek the approval of our stockholders for any amendment if such approval is necessary to comply with any applicable federal or state securities laws or rules or regulations.

Awards

As of December 18, 2008, no options have been granted under the Plan. It is not possible to predict the individuals who will receive future awards under the 2008 Plan or the number of shares of Common Stock covered by any future award because such awards are wholly within the discretion of the Board.

Shares Subject to the Plan

The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan is 5,000,000 shares.  Such shares may be either authorized and unissued shares or issued shares reacquired by the Company and held in treasury. The Plan does not limit the number of shares of Common Stock with respect to which options or Stock Awards may be granted to any individual during any calendar year.  The aggregate number of shares issuable under the Plan and the number of shares subject to options and awards to be granted under the Plan are subject to adjustment in the event of certain mergers, reorganizations, consolidations, recapitalizations, dividends (other than a regular cash dividend), stock split or other change in corporate structure affecting the Common Stock. Shares subject to options that expire, terminate or are canceled unexercised, shares of stock that have been forfeited to the Company and shares that are not issued as a result of forfeiture or termination of an award may be reissued under the Plan.

Federal Tax Consequences

The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

Incentive Stock Options.  Incentive stock options granted under the 2008 Plan are designed to qualify for the special tax treatment for incentive stock options provided for in the Internal Revenue Code (the "Code").  Under the provisions of the Code, an optionee who at all times from the date of grant until three months before the date of exercise is an employee of the Company, and who holds the shares of Common Stock obtained upon exercise of his incentive stock option for two years after the date of grant and one year after exercise, will recognize no taxable income on either the grant or exercise of such option and will recognize capital gain or loss on the sale of the shares.  If such shares are held by the optionee for the required holding period, the Company will not be entitled to any tax deduction with respect to the grant or exercise of the option.  If such shares are sold by the optionee prior to the expiration of the holding periods described above, the optionee will recognize ordinary income upon such disposition.  Upon the exercise of an incentive stock option, the optionee will incur an item of tax preference equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, which may subject the optionee to the alternative minimum tax.

Non-Qualified Options. Under present Treasury regulations, an optionee who is granted a non-qualified option will not realize taxable income at the time the option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee's basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the optionee will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.

Common Stock Awards. Recipients of shares of restricted Common Stock that are not "transferable" and are subject to "substantial risk of forfeiture" at the time of grant will not be subject to Federal income taxes until lapse or release of the restrictions on the shares. The recipient's income and the Company's deduction will be equal to the fair market value of the shares on the date of lapse or release of such restrictions.

It is expected that the written consent of Stephen Squires, who owns 51.2% of the voting stock, will be submitted to the Secretary of the Company at the Written Consent Effective Date and it will include the ratification, adoption and approval of the 2008 Plan.

OTHER BUSINESS

As of the date of this Information Statement, the Board of Directors of the Company knows of no other business which will be presented for consideration of the stockholders of the Company.

AVAILABILITY OF SECURITIES AND EXCHANGE COMMISSION’S FORM 10-K

THE COMPANY’S ANNUAL REPORT FOR ITS YEAR ENDED JUNE 30, 2008 ON FORM 10-K INCLUDES THE FINANCIAL STATEMENTS, SCHEDULES AND EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION; SUCH ANNUAL REPORT AND OUR RECENTLY FILED FORM 8 K/A (DATE OF EARLIEST EVENT – NOVEMBER 4, 2008) ARE ATTACHED TO THIS INFORMATION STATEMENT IN APPENDIX A (EXCLUSIVE OF EXHIBITS).  ADDITIONAL COPIES OF SUCH REPORTS AND EXHIBITS ARE AVAILABLE WITHOUT CHARGE TO THE STOCKHOLDERS UPON WRITTEN REQUEST. SUCH MATERIAL CAN BE OBTAINED BY WRITING TO OUR SECURITIES COUNSEL, MORSE & MORSE, PLLC, 1400 OLD COUNTRY ROAD, SUTIE 302, WESTBURY, NY 11590, ATT: STEVEN MORSE, ESQ.

Stockholders Proposals for the Next Annual Meeting

Proposals of security holders intended to be presented at the next Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting as soon as possible, but no later than September 30, 2009.

HAGUE CORP.

By:	/s/ BRIAN LUKIAN, Secretary

APPENDIX A

A-1

 APPENDIX B

FORM OF CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
HAGUE CORP.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation: Hague Corp.

2. The articles have been amended as follows:

To amend Article 1 the name of the corporation to:

Solterra Renewable Energies, Inc.

To amend the number of authorized shares to: 200,000,000 common shares with a par value of $.001 par value.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing: (optional) ____________________________________________
 (must not be later than 90 days after the certificate is filed)
5. Signature: (required)

By:  ______________________
        Stephen Squires, President

B-1

APPENDIX C

STOCK OPTION PLAN

HAGUE CORP.
2008 EMPLOYEE BENEFIT AND CONSULTING SERVICES COMPENSATION PLAN

SECTION 1.                                INTRODUCTION

1.1           Establishment.  Hague Corp., a Nevada corporation (the “Company”), hereby establishes a plan of long-term stock-based compensation incentives for selected Eligible Participants (defined below) of the Company and its affiliated corporations.  This plan was adopted on December 8, 2008 (the “Adoption Date”) by the Board of Directors and shall be known as the 2008 Employee Benefit and Consulting Services Compensation Plan (the "Plan").

1.2           Purpose.  The purpose of the Plan is to further the success of the Company and its Subsidiaries by making available Common Stock of the Company for purchase by eligible directors, officers, consultants and key employees of the Company and its Subsidiaries and thus to provide an additional incentive to such personnel to continue to serve the Company and its Subsidiaries and to give them a greater interest as stockholders in the success of the Company.  It is intended that this Plan be considered an "Employee Benefit Plan” within the meaning of Regulation 405 of the Securities Act of 1933, as amended (the "1933 Act").

The Company intends this Plan to enable the Company to issue, pursuant hereto, Incentive Stock Options as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").  The Company also intends this Plan to enable it to issue similar options which will not, however, be qualified as Incentive Stock Options (also known as "Non-Statutory Stock Options”) and to issue stock in exchange for services rendered.

The Plan shall become effective as provided in Section 17,  provided, however, Incentive Stock Options may not be exercised and will be void and of no further force and effect if the Plan is not  approved by stockholders within 12 months of the Adoption Date of the Plan.

SECTION 2.                                DEFINITIONS

The following definitions shall be applicable to the terms used in the Plan:

2.1           "Affiliated Corporation" means any corporation that is either a parent corporation with respect to the Company or a subsidiary corporation with respect to the Company (within the meaning of Sections 424(e) and (f), respectively, of the Code).

2.2           “Board” means the Board of Directors of the Company.

2.3           "Committee" means a committee designated by the Board of Directors to administer the Plan or, if no committee is so designated, the Board of Directors.  The Board of Directors, in its sole discretion, may at any time remove any member of the Committee and appoint another Director to fill any vacancy on the Committee. The Committee shall consist of at least two members of the Board of Directors, preferably (but not required) all of whom are Non-Employee Directors.  For the purposes of the Plan, a director or member of the Committee shall qualify as a “Non-Employee Director” only if such person qualifies as a Non-Employee Director within the meaning of paragraph (b)(3)(i) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code, as such term is interpreted from time to time.

2.4           "Common Stock" means the Company's $.001 par value voting common stock.

2.5           "Company" means Hague Corp.., a Nevada corporation.

2.6           “Disability” means permanent total disability as defined in the Code.

2.7           "Effective Date" means the effective date of the Plan, as set forth in Section 17 hereof.

2.8           "Eligible Participant" or "Participant" means any employee, director, officer, consultant, or advisor of the Company who is determined (in accordance with the provisions of Section 4 hereof) to be eligible to receive stock and exercise stock options hereunder.  Not withstanding the foregoing, no consultant or advisor shall receive options unless such person is eligible to receive same under an employee benefit plan which would be filed under a Form S-8 Registration Statement.

2.9           “Fair Market Value” with respect to Common Stock means fair market value of a share of Common Stock as determined as of the date of grant in accordance with Section 422(c)(7) of the Code and the Regulations applicable thereto.  In this respect, the Fair Market Value of the Common Stock shall be determined as follows:

(i)           If the Common Stock is listed on or quoted on any established stock exchange or a national market system, including without limitation, the NASDAQ National Market or the NASDAQ SmallCap Market, its fair market value shall be the mean between the high and low sales price for such stock on such exchange or system on the date of such grant, as reported in The Wall Street Journal or such other source as the Board deems reliable, or, if none, shall be the mean of the closing “bid” and “ask” prices, if any, for the Common Stock on the date of such grant, as reported in The Wall Street Journal or such other source as the Board deems reliable, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Section 25.2512-2 of the Regulations;

(ii)           If the Common Stock is not then listed or quoted on any established stock exchange or national market system, its fair market value shall be the average of the “bid” prices, if any, for the Common Stock on the date of such grant, as reported in National Daily Quotation Service or such other source as the Board deems reliable; or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Section 25.2512-2 of the Regulations; and

(iii)           If the Fair Market Value of the Common Stock cannot be determined under either (i) or (ii) of Section (c) above, the Fair Market Value thereof shall be determined in good faith by the Board.

(iv)           Regardless of (i) or (ii) of Section (c) above, if the last sales price is reported, that value should be used.

2.10           “Grant” means the action of the Board or Committee at the time of grant of an Option or direct issuance of a share of Common Stock.

2.11           "Incentive Stock Option" means any incentive stock option as defined in Section 422(b) of the Code granted to an individual for any reason connected with his employment by the Company at the time of the granting of a given option under the Plan.

2.12           "Modification" means any change in the terms of an option which would constitute a "modification" as defined in Section 424(h)(3) of the Code, including, without limitation, such a modification to an option as effected by a change in the Plan and any other change in the Plan which would increase the number of shares reserved for options under the Plan, materially change the administration of the Plan (except as permitted in paragraphs 4(c) hereof) or that would otherwise materially increase the benefits accruing to, or available for, participants in the Plan; provided, however, that registration of Option shares under the Securities Act of 1933, as amended, shall not be deemed a Modification.

2.13           "Non-Statutory Stock Option" means any option granted under this Plan other than an Incentive Stock Option.

2.14           "Option" means the grant to an Eligible Participant of a right to acquire shares of Restricted Stock of the Company, unless said shares are duly registered, and thus freely tradeable, pursuant to a Grant of Option approved by the Committee and executed and delivered by the Company.   "Options" means any Incentive Stock Option or Non-Statutory Stock Option, unless otherwise indicated or required by context.

2.15           "Registered Stock" means shares of Common Stock, $.001 par value, of the Company underlying an Option which, if specified in the written Option are, upon issuance, freely tradeable by virtue of having been registered with the Securities and Exchange Commission on a Form S-8 Registration Statement, or another appropriate registration statement, and which shares have been issued subject to the "blue sky" provisions of any appropriate state jurisdiction.  Special resale restrictions may, however, apply to officers, directors, control shareholders and affiliates of the Company and such individuals or entities will be required to obtain an opinion of counsel as regards their ability to resell shares received pursuant to this Plan.

2.16           “Subsidiary” means any corporation which is a “subsidiary corporation” as defined in Section 424(f) of the Code, and the regulations thereto.

2.17           "10% Stockholder" means a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Company or of any parent or subsidiary of the Company after giving effect to the attribution of stock ownership provisions of Section 424(d) of the Code.

2.18           "Stock" or "Restricted Stock" means shares of Common Stock, $.001 par value, of the Company issuable directly under the Plan or underlying the grant of the Option, which are, upon issuance, subject to the restrictions set forth in Section 11 herein.

References in these definitions to provisions of the Code shall, when appropriate to effectuate the purposed of this Plan, be deemed to be references to such provisions of the Code and regulations promulgated thereunder as the same may be from time to time amended or to successor provisions to such provisions.  Terms defined elsewhere in this Plan shall have the meanings set forth in such respective definitions.  The term "Subsidiary" or "Subsidiaries" shall be deemed to include any parent corporation (if any) as defined in Section 424(e) of the Code.  Wherever appropriate, words used in the Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine.

SECTION 3.                                ADMINISTRATION OF THE PLAN

The Plan is a plan of long-term stock-based compensation incentives for selected Eligible Participants of the Company.  In the absence of contrary action by the Board, and except for action taken by the Committee pursuant to Section 4 in connection with the determination of Eligible Participants, any action taken by the Committee or by the Board with respect to the implementation, interpretation or administration of the Plan shall be final, conclusive and binding.  This Plan may be administered by the Committee, the Board or both, in the sole discretion of the Board.  All references to the Committee herein shall refer to the Board in the event that the Plan is being administered by the Board and not by the Committee.

SECTION 4.                                ELIGIBILITY AND AWARDS

The Committee shall determine at any time and from time to time after the Effective Date of the Plan:  (i) the Eligible Participants; (ii) the number of shares of Common Stock issuable directly or to be granted pursuant to the Option which an Eligible Participant may exercise; (iii) the price per share at which each Option may be exercised, including the form of consideration to be paid, or the value per share if a direct issue of stock; and (iv) the terms on which each Option may be granted.  Such determination may from time to time be amended or altered at the sole discretion of the Committee.  Options granted to officers and/or directors of the Company shall be granted by the Board, or by the Committee, if the Committee is composed of all members who are Non-Employee Directors.

SECTION 5.                                GRANT OF OPTION

Subject to the terms and provisions of this Plan, the terms and conditions under which the Option may be granted to an Eligible Participant shall be established by the Committee and the Grant of an Option hereunder shall be in the form attached hereto as Exhibit A and made a part hereof and containing such changes thereto and such other provisions as the Committee, in its sole discretion, may determine. Notwithstanding the foregoing provisions of this Section 5, each Grant of Option shall incorporate the provisions of this Plan by reference.

Options may be granted after the Effective Date by the Committee and instruments evidencing such grant(s) may similarly be so issued, but in each case where Incentive Stock Options are granted, such Incentive Stock Options and such instruments shall be subject to the approval and ratification of the Plan by the stockholders of the Company within one year of the Effective Date of the Plan, and notwithstanding anything in the Plan that may be deemed to be to the contrary, no Incentive Stock Option may be exercised unless and until such approval and ratification is obtained.  In the event such approval and ratification shall not be obtained, all Incentive Stock Options that may have been granted pursuant to the Plan shall be converted into Non-Statutory Stock Options, but shall be subject to the same termination provisions applicable to the originally granted Incentive Stock Options.  The shares of Common Stock underlying an Incentive Stock Option may be sold in a disqualifying disposition under Section 421(b) of the Code.  No Option shall be granted for a term of more than 10 years from the date of Grant.  In the case of Incentive Stock Options granted to a 10% stockholder, the term of the Incentive Stock Option shall not exceed five years from the date of Grant.

The Committee shall determine the exercise price of each Option granted under the Plan and shall always have the authority to accelerate the vesting period of the Options granted under the Plan.  Non-Statutory Stock Options may be granted at any price determined by the Board even if the exercise price of the Non-Statutory Stock Options is at a price below the Fair Market Value of the Company’s Common Stock on the date of Grant.  In the case of Incentive Stock Options, the following rules shall also apply:

(A) The purchase price of an Incentive Stock Option may not be less than the Fair Market Value of the Common Stock at the time of Grant, except that in the case of a 10% Stockholder who receives an Incentive Stock Option, the purchase price may not be less than 110% of such Fair Market Value.

(B)           The aggregate fair market value (determined at the time the Option is granted) of the optioned stock for which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all such Plans of the Company and its subsidiaries) shall not exceed $100,000.

SECTION 6.                                TOTAL NUMBER OF SHARES OF COMMON STOCK

The total number of shares of Common Stock reserved for issuance by the Company either directly or underlying Options granted under this Plan from inception to date is 7,500,000. The total number of shares of Common Stock reserved for such issuance may be increased only by a resolution adopted by the Board of Directors and amendment of the Plan.  Stockholder approval of such increase or other Modification of the Plan within one year of Effective Date shall be required in the event Incentive Stock Options are granted or to be granted under the Plan.  Common Stock issued under the Plan may be authorized and unissued or reacquired Common Stock of the Company.

SECTION 7.                                PURCHASE OF SHARES OF COMMON STOCK

7.1           As soon as practicable after the determination by the Committee of the Eligible Participants and the number of shares an Eligible Participant may be issued directly or granted pursuant to an Option, the Committee shall give written notice thereof to each Eligible Participant, which notice in the case of Option Grants shall be accompanied by the Grant of Option to be executed by such Eligible Participant. Upon vesting of Option, an Eligible Participant may exercise his right to an Option to purchase Common Stock by providing written notice as specified in the Grant of Option.

7.2           The exercise price for each Option to purchase shares of Common Stock pursuant to paragraph 7.1 shall be as determined by the Committee based upon the provisions contained in Section 5 herein, it being understood that the price so determined by the Committee may vary from one Eligible Participant to another.

SECTION 8.                                PAYMENT UPON EXERCISE OF OPTION OR DIRECT ISSUANCE

The Committee shall determine the terms of the Grant of Option and the exercise price or direct issue price for payment or services by each Participant for his shares of Common Stock granted thereunder.  Such terms shall be set forth or referred to in the Grant of Option or resolution authorizing the share issuance.  The terms and/or prices so set by the Committee may vary from one Participant to another.  Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such Options, (ii) shares of Common Stock owned by the optionee having a Fair Market Value equal in amount to the exercise price of such Options, or (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock owned by such optionee may be made only upon the condition that such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee, unless such condition is waived by the Committee.  The Fair Market Value of any shares of Common Stock which may be delivered to the Company for payment of the exercise price upon exercise of an Option shall be determined by the Committee.  Further, if authorized by the Committee at the date of grant, a Non-Statutory Stock Option may be exercised and paid for through the cashless exercise provisions contained in Exhibit A.

SECTION 9.                                DELIVERY OF SHARES OF COMMON STOCK UPON EXERCISE

The Company shall deliver to or on behalf of each Participant such number of shares of Common Stock as such Participant elects to purchase upon direct issuance or upon exercise of the Option.  Such shares shall be fully paid and nonassessable upon the issuance thereof and shall be represented by a certificate or certificates registered in the name of the Participant and, if Restricted Stock, stamped with an appropriate legend referring to the restrictions thereon, as described in Section 11 herein.

SECTION 10.                                             RIGHTS OF EMPLOYEES; NON-TRANSFERABILITY; EXERCISE OF OPTIONS; TERMINATION OF EMPLOYMENT; WITHHOLDING OBLIGATIONS

10.1           Employment.  Nothing contained in the Plan or in any Stock Option, Restricted Stock award or other Common Stock award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of a Stock Option or other Common Stock award.  Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

10.2           Non-transferability.  No right or interest of any Participant in a Stock Option award shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.  In the event of a Participant's death, a Participant's rights and interest in Stock Option awards shall be transferable by testamentary will or the laws of descent and distribution.  Notwithstanding anything contained herein to the contrary, the Company shall permit the assignment or transfer of an Option to Optionee’s children, grandchildren, spouse or trusts established solely for their benefits (the “Family Members”), but only if the assignment or transfer is without consideration and the Option remains subject to the provisions of the Plan.

10.3           Exercise of Options.  An Option granted under the Plan, to the extent vested, shall be exercisable at such time or times, whether or not in installments, as the Committee shall prescribe at the time the Option is granted.  An Option which has become exercisable may be exercised in accordance with its terms as to any or all full shares purchasable under the provisions of the Option.  The purchase price of the shares shall be paid upon the exercise of the Option in accordance with the provisions of the Grant of Option, and the Company shall not be required to deliver certificates for such shares until such payment has been made.  Except as provided in Section 10.4, an Incentive Stock Option may not be exercised at any time unless the holder thereof is then an employee of the Company or any subsidiaries and shall have been continuously employed by the Company or any subsidiaries since the date of grant (As used in this Plan, the terms "employ" and "employment" shall be deemed to refer to employment as an employee in any such capacity, and "termination of employment" shall be deemed to mean termination of employment as an employee in all of such capacities and continuation of employment as an employee in none of such capacities.)

10.4           Termination of Employment.  Except in the case of Optionee's death or disability as provided below, in the event of termination of employment of a person to whom an Incentive Stock Option has been granted under the Plan, notwithstanding the reason for termination (such as termination for cause, without cause or voluntary on the part of the optionee,), any Incentive Stock Option held by him or a Family Member under the Plan, to the extent not theretofore exercised by the Optionee or Family Member, shall on the 30th day after termination of employment be null and void.  Incentive Stock Options granted under the Plan shall not be affected by any change of employment so long as the holder continues in the employ of the Company or any subsidiaries.  Nothing in the Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any subsidiaries or affiliates or interfere in any way with the right of the Company or any subsidiaries or affiliates to terminate his employment or occupancy of any corporate office at any time.

In the event of the death of an Optionee to whom an Incentive Stock Option has been granted under the Plan while he is in the employ of the Company or a subsidiary, such Incentive Stock Option may be exercised (to the extent of the number of shares covered by the Incentive Stock Option which were purchasable by the Optionee at the date of his death) by the lawful owner at any time within a period of six months after his death, but in no event after the day in which the Incentive Stock Option would otherwise terminate under the Grant of Option.

In the event of termination of employment of a person to whom an Incentive Stock Option has been granted under the Plan by reason of the disability of such person, the optionee  or his Family Member who is then the holder of the Option may exercise his Incentive Stock Option at any time within one year after such termination of employment but in no event after the day in which the Incentive Stock Option would otherwise terminate, to the extent of the number of shares covered by his Incentive Stock Option which were purchasable by him at the date of the termination of employment.

In the case of Non-Statutory Options, the Committee shall determine at the time of Grant, all applicable termination provisions of Options, if any, and shall incorporate them into the Grant of Option.  The Committee at anytime before the expiration date of the Non-Statutory Stock Options may waive or modify the termination provisions of the Non-Statutory Stock Options to make them more favorable to the Optionee, so long as the Committee does not extend the original expiration date of the Non-Statutory Stock Options.

10.5 Federal Income Tax or Other Withholding Amounts.  In respect to the direct issuance of Common Stock or the exercise of Non-Statutory Stock Options or any Incentive Stock Options which fail to qualify as such for any reason, any required federal income tax or other withholding amount shall be paid (in full) by the Option Holder or Family Member as the case may be, to the Company in cash or by certified check at the time required by applicable federal and/or other laws.  The Company  shall not be required to deliver certificates for such shares until all such payments have been made, and until the Company has had an opportunity (at its sole discretion) to obtain verification from the Option Holder that all federal income tax or other withholding amounts have been properly calculated and paid.

SECTION 11.                                           GENERAL RESTRICTIONS

11.1 Restrictive Legend.  All shares of Common Stock issued or issuable under this plan, unless qualified as Registered Stock as defined in Section 2 hereinabove, shall be restricted, and certificates representing the shares shall bear a restrictive legend reading substantially as follows:

The shares represented by this certificate have not been registered under the Securities Act of 1933.  The shares have been acquired for investment and may not be sold, transferred or pledged in the absence of an effective registration statement for these shares under the Securities Act of 1933 or an opinion of the Company's counsel that registration is not required under said Act.

The Company may, at its option, register the Registered Stock on a Form S-8 Registration Statement, or other appropriate form of registration statement, for exercise and subsequent sale in accordance with the 1933 Act.

11.2           Investment Representations.  The Company may require any person to whom a Stock Option, Restricted Stock award, or other Common Stock award is granted, as a condition of exercising such Stock Option, or receiving such Restricted Stock award, or other Common Stock award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock subject to the Stock Option, Restricted Stock award, or other Common Stock award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

11.3           Compliance with Securities Laws.  Each Stock Option and Stock Grant shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Stock Option or Stock Grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Stock Option or Stock Grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee.  Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

11.4 Limitation of Rights in the Underlying Shares.  A holder of an Option shall not be deemed for any purpose to be a stockholder of the Company with respect to such Option except to the extent that such Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the holder.

SECTION 12.   BURDEN AND BENEFIT

The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Participant, his executives or administrators, heirs, and personal and legal representatives and Family Members who become lawful transferees of Options granted hereunder.

SECTION 13.                                           PLAN BINDING UPON LAWFUL TRANSFEREES

In the event of an Optionee’s death and Options are to be transferred to the Optionee’s legal heirs and distributors, or in the event of transfers during the Optionee’s lifetime to his Family Members, such parties shall take such Options subject to all provisions and conditions of this Plan, and, as a condition precedent to the transfer of such Options, such parties shall agree to be bound by all provisions of this Plan.

SECTION 14.                                            LOANS

At the discretion of the Committee, the Company may loan to the Optionee some or all of the purchase price of the shares acquired upon exercise of an Option granted under the Plan, so long as the Optionee is not an officer or director of the Company.

SECTION 15.                                           CHANGES IN CAPITAL STRUCTURE OF THE COMPANY

In the event that the outstanding shares of Common Stock are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation (or entity) by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, dividends payable in capital stock, or other capital adjustment, appropriate adjustment shall be made in accordance with Section 424(a) of the Code in the number and kind of shares as to which Options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the grantee shall be maintained as before the occurrence of such event.  Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the exercise price per share.

In addition, unless otherwise determined by the Committee in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company’s assets or stock may, in his, her or its discretion, deliver to the Optionee the same kind of consideration that is delivered to the stockholders of the Company as a result of such sale, conveyance or Change in Control, or the Committee may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Optionee would have received had the Option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise had been made prior to such sale, conveyance or Change in Control, less the exercise price therefor.  Upon receipt of such consideration, the Options shall immediately terminate and be of no further force and effect.  The value of the stock or other securities the grantee would have received if the Option had been exercised shall be determined in good faith by the Committee, and in the case of shares of Common Stock, in accordance with the determination of Fair Market Value of Common Stock as set forth herein.

The Committee shall also have the power and right to accelerate the exercisability of any Options, notwithstanding any limitations in this Plan or in the Grant of Option, upon such a sale, conveyance or Change in Control.  Upon such acceleration, any options or portion thereof originally designated as Incentive Stock Options that no longer qualify as Incentive Stock Options under Section 422 of the Code as a result of such acceleration shall be redesignated  as Non-Statutory Stock Options.

A “Change in Control” shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty (50%) percent of the then outstanding Common Stock, shall acquire such additional shares of Common Stock in one or more transactions, or series of transactions, such that following such transaction(s), such person or group and affiliates beneficially own fifty (50%) percent or more of the Common Stock outstanding.

If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Committee shall authorize the issuance or assumption of Option(s) in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Committee may grant Option(s) upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new Option for the old Option, in conformity with the provisions of such Section 424(a) of the Code and the Regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan.

No fraction of a share shall be purchasable or deliverable upon the exercise of any Option, but in the event any adjustment hereunder in the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

SECTION 16.                                           PLAN MODIFICATION AND AMENDMENT

Modifications or other amendments to the Plan may be made by the stockholders of the Company.  The Plan may also be amended by the Committee; provided, however, that if Incentive Stock Options are granted or to be granted under the Plan, no amendment which shall constitute a Modification shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the Modification. No termination, Modification, or amendment of the Plan, may, without the consent of the optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such optionee under such Option; nor shall any such Modification or amendment be deemed to effect a Modification, extension or renewal of any Incentive Stock Option previously granted except pursuant to an express written agreement to such effect, executed by the Company and the optionee.

SECTION 17.                                           EFFECTIVE DATE OF THE PLAN

17.1           Effective Date.  The Plan is effective as of December 8, 2008.

17.2           Duration of the Plan.  The Plan shall terminate at midnight on December 8, 2018 which is the day before the tenth anniversary of the Effective Date, and may be terminated prior thereto by action of the Committee of Directors; and no Stock Option, Restricted Stock Award or other Common Stock award shall be granted after such termination.  Stock Options, Restricted Stock Awards and other Common Stock awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, in accordance with their terms.

Executed as a sealed instrument as of the 8th  day of December, 2008.

HAGUE CORP.

By:	/s/
Stephen Squires, President
And Chief Executive Officer

EXHIBIT A

FORM OF
 GRANT OF OPTION PURSUANT TO THE
HAGUE CORP.
2008 EMPLOYEE BENEFIT AND CONSULTING SERVICES COMPENSATION PLAN

Hague Corp., a Nevada corporation (the “Company"), hereby grants to ____________________________  ("Optionee") an Incentive (Non-Statutory) Stock Option to purchase ___________ shares of common stock, $.001 par value (the "Shares") of the Company at the purchase price of $______ per share (the "Purchase Price").  This Grant of Option is exercisable in whole or in part at the principal offices of the Company and upon payment in cash or shares of the Company’s Common Stock as permitted under the Plan, or in the case of a Non-Statutory Stock Option, through the cashless exercise provisions established by the Committee at the time of Grant and set forth below or in Appendix I.

This Option is granted pursuant to the 2008 Employee Benefit and Consulting Services Compensation Plan (the “Plan”), a copy of which is appended hereto.  This Option, if it is an Incentive Stock Option, shall be terminated pursuant to the provisions contained in Section 10.4 of the Plan.  This Option, if it is a Non-Statutory Stock Option Plan, shall be terminated pursuant to provisions, if any, set forth by the Committee or the Committee, as the case may be, in the minutes approving the Grant of Options described herein.  Such termination provisions shall be annexed hereto as Appendix I and are incorporated herein.

Subject to the preceding paragraph, this Grant of Option, or any portion thereof, may be exercised only to the extent vested per Appendix I, and must be exercised by Optionee or Optionee’s permitted transferees as described in the Plan no later than  ___________________  (the “Expiration Date”) by (i) notice in writing, sent by facsimile copy to the Company at its address set forth above; and (ii) payment of the Purchase Price pursuant to the terms of this Grant of Option and the Company’s Plan.  The notice must refer to this Grant of Option, and it must specify the number of shares being purchased, and recite the consideration being paid therefor.  Notice shall be deemed given on the date on which the notice is delivered to the Company by facsimile transmission bearing an authorized signature of Optionee.

This Grant of Option shall be considered validly exercised once the Company has received written notice of such exercise and payment therefore has been received and in the case of checks or money orders, has cleared the banking system.

If Optionee fails to exercise this Grant of Option in accordance with this Agreement, then this Agreement shall terminate and have no force and effect, in which event the Company and Optionee shall have no liability to each other with respect to this Grant of Option.

This Grant of Option may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Execution and delivery of this Grant of Option by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Grant of Option by such party.  Such facsimile copies shall constitute enforceable original documents.

The validity, construction and enforceability of this Grant of Option shall be construed under and governed by the laws of the State of Florida, without regard to its rules concerning conflicts of laws, and any action brought to enforce this Grant of Option or resolve any controversy, breach or disagreement relative hereto shall be brought only in a court of competent jurisdiction within the county of _______________, Arizona.

The Shares may not be sold, assigned, transferred or permitted to be transferred, whether voluntarily, involuntarily or by operation of law, delivered, encumbered, pledged, hypothecated or otherwise disposed of until (i) the Shares have been registered with the Securities and Exchange Commission pursuant to an effective registration statement on Form S-8, or such other form of registration statement as may be appropriate, in the discretion of the Company; or (ii) an Opinion of Counsel, satisfactory to the Company, has been received, which opinion sets forth the basis and availability of any exemption for resale or transfer from federal or state securities registration requirements.

This Grant of Option may not be assigned, transferred or hypothecated (except as permitted under the Plan) and any other purported assignment, transfer or hypothecation shall be void ab initio and shall be of no force or effect.

For purposes of any applicable cashless exercise provisions of this Option, the “Fair Market Value” per Share shall mean the market price of one share of Common Stock on the last business day before the effective date of exercise of the Option as defined in the Plan.

The Shares ___________________ [insert appropriate language: “have” or “have not”] been registered with the Securities and Exchange Commission pursuant to a registration statement on Form S-8.

IN WITNESS WHEREOF, this Grant of Option has been executed effective as of ____________________.

HAGUE CORP.

By:	/s/
Stephen Squires, President
and Chief Executive Officer

Exhibit A-1

OPTIONEE:

APPENDIX I

[Describe termination provisions of Non-Statutory Stock Options]

Grant of Option pursuant to HAGUE CORP. 2008 Employee Benefit and Consulting Services Compensation Plan, dated December 8, 2008.

Optionee:

Options Granted:

Purchase Price:	$________________________ per Share

Date of Grant:

Exercise Period:	_______________ to _____________

Vesting Schedule:	option on # of shares	date vested	(assuming continued employee or consultant status, etc.)

Vested Options Exercised to Date:	__________ (including this exercise)

Balance of Vested Options to be Exercised:

Exhibit A-2

CASHLESS EXERCISE PROVISIONS APPLICABLE ONLY TO
NON-STATUTORY STOCK OPTIONS AT DISCRETION
OF COMMITTEE AT TIME OF GRANT

“Cashless Right to Convert Non-Statutory Stock Option into Stock Net Issuance.  In addition to and without limiting the rights of the Holder under the terms of this Non-Statutory Stock Option, the Holder may elect to exercise this Option (but not within the first six months from the date of Grant) with respect to then Vested Shares (the “Conversion Right”), the aggregate value of which Vested Shares shall be equal to the “in-the-money” value of this Option or the portion thereof being converted as set forth below.  The Conversion Right may be exercised by the Holder by surrender of this Option at the principal office of the Company together with notice of the Holder’s intention to exercise the Cashless Conversion Right, in which event the Company shall issue to the Holder a number of Vested Shares computed using the following formula.

X= Y (A-B)
                      A

Where:               X           The number of Vested Shares to be issued to the Holder.

Y           The number of Vested Shares representing the portion of this
Option that is being converted and cancelled in payment of
Shares issued to the Holder.

A           The fair market value of one Share of Common Stock of the
Company.

B           The Exercise Price (as adjusted to the date of such
calculations).

For example, if an Option Holder has 3,000 Options exercisable at $3.00 per share, 2,000 Options are vested, the market value is $6.00 per share and the holder desires to convert the Option to the extent vested through the cashless net issue exercise provisions, the Holder would receive 1,000 Vested Shares upon conversion and cancellation of the 2,000 Options.

(X=Y (A-B) = 2,000 ($6.00 - $3.00) = 1,000)”
 A                           6.00

Exhibit A-3

NOTICE OF EXERCISE
(TO BE SIGNED ONLY UPON EXERCISE OF THE OPTION)

TO:           HAGUE CORP. ("Optionor")

The undersigned, the holder of the Grant of Option described above, hereby irrevocably elects to exercise the purchase rights represented by such Grant of Option for, and to purchase thereunder, _________ shares of the Common Stock of HAGUE CORP., and herewith makes payment of _____________________________________ therefore.  Optionee requests that the certificates for such shares be issued in the name of Optionee and be delivered to Optionee at the address of ________________________________________, and if such shares shall not be all of the shares purchasable hereunder, represents that a new Subscription of like tenor for the appropriate balance of the shares, or a portion thereof, purchasable under the Grant of Option pursuant to the HAGUE CORP. 2008 Employee Benefit and Consulting Services Compensation Plan to be delivered to Optionor when and as appropriate.

OPTIONEE:

Dated: _________________________

Exhibit A-4